Exhibit 99.1

CONTACT:
Richard Gaetz, President/CEO	Robert Rinderman
Sean Washchuk, VP Finance/CFO	Steven Hecht
Vitran Corporation Inc.	Jaffoni & Collins Incorporated
416/596-7664	212/835-8500 or VTNC@jcir.com
FOR IMMEDIATE RELEASE
VITRAN CORPORATION INC. TO PRESENT AT MERRILL LYNCH
2007 GLOBAL TRANSPORTATION CONFERENCE ON JUNE 13, 2007
TORONTO, ONTARIO (June 8, 2007) — Vitran Corporation Inc. (NASDAQ: VTNC, TSX: VTN), a North American transportation and logistics firm, today announced it is scheduled to present at the Merrill Lynch 2007 Global Transportation Conference on Wednesday, June 13, 2007. Vitran President & Chief Executive Officer Rick Gaetz will address the investment community with a brief corporate presentation, followed by a panel discussion covering the LTL trucking industry that will commence at approximately 11:40 a.m. ET in New York City that morning.
A live and archived webcast of the presentation/panel will be available in the ‘Investor Relations’ section of www.vitran.com.
About Vitran Corporation Inc.
Vitran Corporation Inc. is a North American group of transportation companies offering less-than-truckload, logistics, truckload, and freight brokerage services. To find out more about Vitran Corporation Inc. (NASDAQ: VTNC, TSX: VTN), visit the website at www.vitran.com.
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